Exhibit 5.1

				Dan Malstrom
				Attorney at Law
				8 Viox Way
				San Rafael, CA 94901-2660
				Phone 415 485 9251
				Fax 415 457 4477

July 21, 1997

The Todd-AO Corporation
900 N. Seward Street
Los Angeles, California 90038

RE:  POST EFFECTIVE AMENDMENT NO. 1
        TO REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

I have examined Post Effective Amendment No. 1 to the Registration
Statement on Form S-8 (Registration No. 33-61603) to be filed by you with the Securities and Exchange Commission on or about July 22, 1997 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 900,000 shares of your Class A Common Stock (the "Shares") reserved for issuance under the 1995 Stock Option Plan (the "Plan"). As your legal counsel, I have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares under the Plan.

It is my opinion that, when issued and sold in the manner referred to in the Plan and pursuant to the respective agreements which accompany each grant under the Plan, the Shares will be legally and validly issued, fully paid and nonassessable.

I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of my name wherever it appears in the Registration Statement and any amendment thereto.

                                  Very truly yours,

                                  /s/ Dan Malstrom

                                  Dan Malstrom